UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Applied Minerals, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Applied Minerals, Inc.

Notice of 2020 Annual Meeting and

Proxy Statement

Annual Meeting of Stockholders

December 30, 2020 at 3:00 PM Eastern Time

www.virtualshareholdermeeting.com/AMNL2020

November 20, 2020

Dear Stockholders:

We invite you to attend the Annual Meeting of Applied Minerals, Inc., which will be held virtually at 3:00 PM on December 30, 2020 at www.virtualshareholdermeeting.com/AMNL2020. The attached Notice of Annual Meeting and Proxy Statement give details of the business to be conducted at the meeting.

Presentation at the Meeting and Q&A

At the Annual Meeting, we will have a full presentation of our achievements since the last Annual Meeting and our objectives for 2021.  There will be a question and answer session at the meeting.

How to Vote

Record Owners: Mail. Use the proxy card delivered with the proxy statement, sign it, and and mail it back in the self-addressed envelope we have supplied or by mailing the proxy card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Internet.  Go to proxyvote.com and follow the directions. Please have the proxy card in hand when accessing proxyvote.com because you will need the 16-digit control number on the proxy card. Or scan the QR Barcode on your proxy card and vote immediately, if you have a QR Barcode reader.

Telephone. Use any touch-tone telephone to call 1-800-690-6903 and follow the instructions. Please have the proxy card in hand when accessing proxyvote.com because you will need the 16-digit control number on the proxy card.

At the meeting. You may vote at the meeting with proper identification

Beneficial owners. Voting instruction form. You will receive from your broker or custodian a voting instruction form (or other means) to instruct your broker or custodian how to vote. Follow the directions on the form in order to vote.  In order for your shares to be voted on the election of directors and executive compensation (Say-on-Pay), you must provide instructions.

At the meeting. Beneficial owners who wish to vote at the meeting must obtain from the broker or custodian a written authorization for the beneficial owner to vote the beneficial owner’s shares.

* * * *

We hope that you will attend the meeting or listen in to the webcast of the meeting. We look forward to talking with as many of you as possible.

Very Truly Yours,

Your Board of Directors

APPLIED MINERALS. INC.

Notice of 2020 Annual Meeting of Stockholders

Date:	December 30, 2020

Time:	3:00 PM Eastern Time

Location:	www.virtualshareholdermeeting.com/AMNL2020

Record date:	November 9, 2020. Only stockholders of record at the close of business on the record date are entitled to receive notice of, and to vote at, the Annual Meeting.

Items of business:	●	To elect five directors to serve until the next Annual Meeting of Stockholders or until their respective successors are elected and qualified or they resign or are removed.

	●	To approve, on a non-binding advisory basis, the compensation that has been paid to our Named Executive Officers

	●	To ratify the selection of MaloneBailey LLP as our independent auditor for fiscal year 2020

	●	To transact other business that may properly come before the Annual Meeting

By order of the Board of Directors

/s/ Christopher T. Carney
Christopher T. Carney
President, CEO and Secretary
New York, New York
November 20, 2020

Part 7 Proposals to be Voted on at the Meeting	29
Proposal 1: Election of Directors	29
Proposal 2: Advisory Vote on Executive Compensation	29
Proposal 3: Ratification of Independent Auditor	31

Part 8 Materials Incorporated by Reference	31

Part 1: Information about the Meeting

This Proxy Statement was first sent, given, or released to stockholders on November 20, 2020. It is furnished in connection with the solicitation of proxies. The proxies are to be voted at the Annual Meeting of Stockholders of Applied Minerals Inc. (the “Company”) for the purposes set forth in the accompanying Notice of Annual Meeting. The meeting will be held virtually at 3:00 PM Eastern Time on December 30, 2020 at www.virtualshareholdermeeting.com/AMNL2020.

Stockholders who execute proxies retain the right to revoke them at any time before the shares are voted by proxy at the meeting. A stockholder may revoke a proxy by delivering a signed statement to our Corporate Secretary revoking the proxy at or prior to the Annual Meeting, or by timely executing and delivering, by Internet, mail, or in person at the Annual Meeting, another proxy dated as of a later date.

Internet Availability of Proxy Materials

We are furnishing proxy materials to our stockholders primarily via the Internet instead of mailing printed copies of those materials to each stockholder. By doing so, we save costs and reduce the environmental impact of our Annual Meeting. On November 20, 2020, we mailed a Notice of Internet Availability of Proxy Materials to our stockholders. The Notice of Internet Availability of Proxy Materials contains instructions about how to access our proxy materials and vote online. If you would like to receive a paper copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. If you previously chose to receive our proxy materials electronically, you will continue to receive access to these materials via e-mail unless you elect otherwise.

How to Vote

Record Owners: You may vote by mail. You can vote by mail using the proxy card delivered with the proxy statement, if you requested a paper proxy statement, and mailing it back in the self-addressed envelope we have supplied or by mailing the proxy card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Proxy cards submitted by mail must be received by the time of the Annual Meeting for your shares to be voted.

You may vote by Internet. You can vote by Internet by going to proxyvote.com and following the directions.  Please have the proxy card or the Notice of Internet Availability in hand when accessing proxyvote.com because you will need the 16-digit control number on the proxy card or the Notice of Internet Availability. Or you can scan the QR Barcode on your proxy card and vote immediately, if you have a QR Barcode reader.

You may vote by phone. Use any touch-tone telephone to call 1-800-690-6903 and follow the instructions. Please have the proxy card or the Notice of Internet Availability in hand when accessing proxyvote.com because you will need the 16-digit control number on the proxy card or the Notice of Internet Availability.

You can use the Internet or telephone to transmit voting instructions up until 11:59 P.M. Eastern Time on December 29, 2020. Internet and telephone voting facilities for record holders are available 24 hours a day. If you do not have the 16-digit control number, you may contact Broadridge Shareholder Services at 877-830-4936 or shareholder@broadridge.com.

Beneficial owners. Voting instruction form. You will receive from your broker or custodian a voting instruction form (or other means) to instruct your broker or custodian how to vote. Follow the directions on the form in order to vote. PLEASE PROVIDE VOTING INSTRUCTIONS AS TO ALL OF THE PROPOSALS TO BE VOTED ON. IN ORDER FOR YOUR SHARES TO BE VOTED ON THE FOLLOWING PROPOSALS — THE ELECTION OF DIRECTORS AND EXECUTIVE COMPENSATION (SAY-ON-PAY) --- YOU MUST PROVIDE INSTRUCTIONS.

Voting at the meeting. If you wish to vote at the meeting, you must obtain from your broker or custodian, and present at the meeting, a “legal proxy,” which is a written authorization from the broker or custodian authorizing the beneficial owner to vote the beneficial owner’s shares at the meeting.

Webcast of Meeting; Asking Questions

The meeting will be webcast at www.virtualshareholdermeeting.com/AMNL2020. Stockholders and others may listen to the meeting by logging into that address.

To ask questions if you are listening to the webcast, you will need the 16-digit control number on the Notice of Internet Availability, your proxy card, or on the voting instruction form sent by your broker or custodian.

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Solicitation of Proxies

The Board of Directors of the Company is soliciting the proxy accompanying this Proxy Statement. Proxies may be solicited by officers, directors, and employees of the Company, none of whom will receive any additional compensation for their services. These solicitations may be made personally or by mail, facsimile, telephone, messenger, email, or the Internet. The Company will pay persons holding shares of Common Stock in their names or in the names of nominees, but not owning such shares beneficially (such as brokerage houses, banks, and other fiduciaries) for the expense of forwarding solicitation materials to their principals. The Company will pay all proxy solicitation costs.

Householding

To reduce costs and reduce the environmental impact of our Annual Meeting, a single proxy statement, annual report, and Form 10-Q for the three months ended September 30, 2020 will be delivered in one envelope to certain stockholders having the same last name and address and to individuals with more than one account registered at our transfer agent with the same address, unless contrary instructions have been received from an affected stockholder. Stockholders participating in householding will continue to receive separate proxy cards. If you are a registered stockholder and would like to enroll in this service or receive individual copies of this year’s and/or future proxy materials, please contact our transfer agent, Broadridge Corporate Issuer Solutions, by phone at (800) 542-1061 or mail at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you are a beneficial stockholder, you may contact the broker or bank where you hold the account.

Record Date; Shares Eligible to Vote; Quorum

Stockholders of record at the close of business on November 9, 2020 will be entitled to vote at the meeting on the basis of one vote for each share held. On November 9, 2020, there were 175,638,549,shares of Common Stock outstanding and 595 record holders of the Company’s Common Stock.

The presence of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting (87,994,913 shares), in person or represented by proxy, is necessary to constitute a quorum. Abstentions and “broker non-votes” are counted as “present and entitled to vote” for purposes of determining a quorum.

Election of Directors

Five directors are to be elected at the Annual Meeting to hold office until the next Annual Meeting of Stockholders or until their respective successors are elected and qualified or until such director's earlier resignation or removal.

The Board of Directors expects that each of the nominees will be available for election, but if any of them is unable to serve at the time the election occurs, the proxy will be voted for the election of another nominee designated by our Board.

If, for any reason, the directors are not elected at an Annual Meeting, they may be elected at a special meeting of stockholders called for that purpose in the manner provided by the By-Laws of the Company (“By-Laws”).

Voting Procedures and Votes Required for Election of Directors and Approval of Proposals

Voting of proxies

All proxies solicited by the Company, whether received by means of a proxy card, telephone, or the Internet, will be voted, and where a choice is made with respect to a matter to be voted on, the shares will be voted in accordance with the specifications so made.

Except for broker non-votes (explained below), if a proxy is submitted without indicating that the shares are to be cast (i) FOR all nominees (ii) WITHHOLD for all nominees or (iii) FOR all except specified nominee(s), it will be deemed to grant authority to vote FOR all nominees to serve as directors as set forth in Part 7 – “Proposals to be voted on” and discussed in Part 2 “Information concerning Directors“.

Except for broker non-votes, if a proxy is submitted without indicating voting instructions on Proposal 2 (Say-on-Pay), Proposal 3 (advisory vote to approve the frequency of the advisory vote to approve the compensation of the company’s named executive officers) or Proposal 4 (ratification of independent auditor), it will be deemed to grant authority to vote FOR the Proposal(s) as to which no instruction is given.

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Voting of shares held of record, but not beneficially, by brokers and other custodians

Beneficial owners will receive a voting instruction form or other means, as specified by the broker or custodian, to instruct your broker, custodian, or other fiduciary how to vote. Beneficial owners may instruct the broker or custodian or other fiduciaries how to vote the shares through the voting instruction form or other means. If you wish to vote the shares you own beneficially at the meeting, you must request and obtain from your broker or other custodian and bring to the meeting, a “legal proxy” (a written authorization from the broker or custodian authorizing you to vote at the meeting).

Tabulation of shares present at meeting and tabulation of votes

Employees of the Company will tabulate the shares present at the meeting and the votes cast. We expect to report the final vote tabulation on a Form 8-K filed with the SEC within four business days of the Annual Meeting.

Vote standard for election of directors; additional nominations

The directors will be elected by a plurality of the votes cast, meaning the directors receiving the largest number of “FOR” votes will be elected to the open positions. The Company’s By-Laws contain advance notice provisions for nominations for director by stockholders. If a stockholder makes a nomination that is not made in accordance with such advance-notice provisions, the nomination may not be voted on at the meeting. As of the date of this proxy statement, the date for stockholder to comply with the advance notice provisions, and thus to be eligible to make a nomination at the meeting, has passed

Broker Non-Votes

If you are the beneficial owner of shares held by a broker or other custodian and you instruct the broker or custodian to vote but choose not to provide instructions as to one or more ballot items, your shares are referred to as “uninstructed shares” as to the ballot items on which you do not provide instructions. Whether your broker or custodian has the discretion to vote these shares on your behalf depends on the ballot item. See table below. If the broker or custodian has discretion, the broker or custodian may vote as it chooses. If the broker or custodian does not have discretion to vote on a proposal, the shares will not be voted on that proposal and are referred to as “broker non-votes” as to that proposal.

Quorum

Shares represented by proxies submitted without instructions or with instructions only on some issues or with withhold or abstentions as well as shares represented by broker non-votes will be included in the number of shares present at the Annual Meeting to determine whether a quorum is present.

Vote required for approval

The following table summarizes the votes required for passage of each proposal, the effect of abstentions on the voting of shares, and the effect of uninstructed shares held by brokers or other custodians on the voting of such shares.

	Votes Required for Approval	Abstentions Is Vote Cast or Not Cast?	Broker Non-Votes Is Vote Cast or Not Cast?

Election of directors	Plurality of shares cast	Vote not cast	Vote not cast

Advisory vote on executive compensation (“Say-on-Pay”)	Majority of shares cast	Vote not cast	Vote not cast

Ratification of independent auditor	Majority of shares cast	Vote not cast	Broker or custodian may vote using its discretion

Voting on Other Matters

Under the Company’s By-Laws, if other matters in addition to those listed in the Notice are properly presented at the Annual Meeting for consideration, the persons appointed as proxies by the Board of Directors (the persons named on your proxy card if you are a stockholder of record) will have the discretion to vote the proxies they hold on those matters for you and will follow the instructions of the Board of Directors. However, the Company’s By-Laws contain advance notice provisions for proposals to be made by stockholders. If a stockholder offers a proposal for a vote that is not made in accordance with such advance-notice provisions, the proposal may not be voted on at the meeting. As of the date of this proxy statement, the date for a stockholder to comply with the advance notice provisions, and thus to be eligible to make a proposal at the meeting, has passed.

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Part 2 Information concerning Directors

Nominees for Director

The Company’s directors are to be elected at each Annual Meeting of Stockholders. The Company’s Certificate of Incorporation provides that the number of directors is to be fixed from time to time by resolution of the Board of Directors, and the Board of Directors has fixed the number at five.

At this Annual Meeting, five directors are to be elected, and each director to serve until the next Annual Meeting of Stockholders or until such director’s successor is elected and qualified or such director resigns or is removed.  The Board of Directors’ nominees for the Board of Directors are:

●	Mario Concha

●	John Levy

●	Robert Betz

●	Geoffrey Scott

●	Christopher Carney

Information about Nominees

The following table provides the names, ages, positions with the Company, and principal occupations of our current directors who have been nominated for election as a director at the Annual Meeting:

Name and Position with The Company	Age	Director/Officer Since	Principal Occupation

Mario Concha	80	Chairman since 2016; Director since 2013	President, Mario Concha and Associates

John F. Levy	65	Vice Chairman since 2016; Director since 2008	CEO of Board Advisory Services

Robert T. Betz	78	Director since 2014	Owner, Personal Care Ingredients

Geoffrey Scott	72	Director since June 2018	Private Investor

Christopher T. Carney	50	President and CEO since October 2020, Director since 2020	President, CEO and CFO of the Company

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All of the nominees are incumbents and their current terms expire at the 2020 Annual Meeting.

Information about persons nominated by the Board of Directors for the position of director of the Company is listed below, including brief biographies. Each biographic summary is followed by a brief summary of certain experiences, qualifications, attributes or skills that led the Board to determine that each nominee is qualified to, and should, serve as a director for the Company. General information regarding the nomination process is included under the “Governance and Nominating Committee and Nomination Process” heading.

Mario Concha, Chairman and Director

Mr. Concha is President of Mario Concha and Associates, a firm providing consulting services to senior executives and boards of directors. He serves on the board of the National Association of Corporate Directors, Atlanta Chapter. He has served as a director of Arclin, Ltd., a manufacturer of specialty resins, and Auro Resources, Corp, a mineral exploration company with holdings in Colombia’s gold region.  Mr. Concha was an officer of Georgia Pacific Corporation and president of its Chemical Division from 1998 to 2005.  Prior to Georgia Pacific, Mr. Concha participated in the formation of GS Industries, a manufacturer of specialty steels for the mining industry, through a leveraged buyout of Armco Inc.’s Worldwide Grinding Systems Division.  He then served as President of its International Division from 1992 to 1998.  From 1985 to 1992, Mr. Concha was Vice President-International for Occidental Chemical Corporation.  Prior to Occidental Chemical, he served in several senior management positions at Union Carbide Corporation in the United States and overseas.

Mr. Concha is a graduate of Cornell University with a degree in Chemical Engineering.  He has attended the Advanced Management Program at the University of Virginia's Darden School of Business and the NACD-ISS accredited Director's College at the University of Georgia's Terry College of Business.  He is a member of the National Association of Corporate Directors, the American Chemical Society, and the American Institute of Chemical Engineers.

Key attributes, experience and skills: Mr. Concha has over 40 years experience as a hands-on corporate executive.  He has first-hand industry knowledge, gained from senior executive positions in various industries, including chemicals, plastics, forest products, metals, and mining.  In addition to manufacturing operations, he has had extensive involvement in marketing, sales, and finance.  Mr. Concha also brings corporate governance experience, having served on both public and private company boards.

John F. Levy, Vice Chairman and Director

Since May 2005, Mr. Levy has served as the Chief Executive Officer of Board Advisory, a consulting firm that advises public companies in the areas of corporate governance, corporate compliance, financial reporting, and financial strategies. Mr. Levy served as the Chief Executive Officer of Sticky Fingers Restaurant, LLC, a South Carolina based barbeque restaurant chain, and has held this position from August 2019 to May 2020. Mr. Levy previously served as a business consultant with Sticky Fingers Restaurants, LLC from February 2019 to August 2019. In addition to his service on Applied Minerals, Inc. board of directors, Mr. Levy has been a director, chairman of the Audit Committee, and a member of the Governance and Nominating Committee, of Washington Prime Group, a Real Estate Investment Trust, since 2016 and Happiness Biotech Group Limited (since October 2019), a Chinese-based nutraceutical and dietary supplements company. Mr. Levy was a director, chairman of the Governance and Nominating Committee, and a member of the Audit and Compensation Committees of Takung Art Co., Ltd., an operator of an electronic online platform for artists, art dealers and art investors to offer and trade in ownership units over valuable artwork from February 2016 to June 2019. He was a director of China Commercial Credit, a publicly held Chinese micro-lender, from 2013 to 2016. He was a director and audit committee member of Applied Energetics, Inc. (AERG), a publicly held company that specialized in the development and application of high power lasers, high voltage electronics, advanced optical systems and energy management systems technologies from 2009 to 2016.

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From 2006 to 2013, Mr. Levy was a director and chair of the Audit Committee of Gilman Ciocia, Inc., a publicly traded financial planning and tax preparation firm and served as lead director from 2007 to 2013. From 2010 to 2012, he served as director of Brightpoint, Inc., a publicly traded company that provides supply chain solutions to leading stakeholders in the wireless industry. From 2008 through 2010, he served as a director of Applied Natural Gas Fuels, Inc. (formerly PNG Ventures, Inc.). From 2006 to 2010, Mr. Levy served as a director and Audit Committee chairman of Take Two Interactive Software, Inc., a public company that is a global developer and publisher of video games best known for the Grand Theft Auto franchise.  Mr. Levy is a frequent speaker on the roles and responsibilities of Board members and audit committee members. He has authored The 21st Century Director: Ethical and Legal Responsibilities of Board Members, Acquisitions to Grow the Business: Structure, Due Diligence, Financing, Ethics and Sustainability: A 4-way Path to Success, Finance and Innovation: Reinvent Your Department and Your Company, Predicting the Future: 21st Century Budgets and Projections and Heartfelt Leadership: How Ethical Leaders Build Trusting Organizations. All courses have been presented to state accounting societies. Mr. Levy is a Certified Public Accountant with several years of experience. Mr. Levy is a graduate of the Wharton School of the University of Pennsylvania, and received his MBA from St. Joseph's University in Philadelphia. Mr. Levy has completed the National Association of Corporate Directors’ Board Leadership Fellow program of study.

Key attributes, experience and skills: Mr. Levy has over 35 years of progressive financial, accounting, and business experience, including having served as Chief Financial Officer of both public and private companies for over 13 years.  Mr. Levy brings to the board expertise in corporate governance and compliance matters along with extensive experience gained from numerous senior executive positions with public companies. Further, Mr. Levy’s service on the boards of directors of public companies in a variety of industries allows him to bring a diverse blend of experiences to the Company’s board.

Robert T. Betz, Director

From 2000 through his retirement in 2002, Mr. Betz was the President of Cognis Corp., the North American division of Cognis GmbH, a $4 billion worldwide supplier of specialty chemicals and nutritional ingredients that was spun off from Henkel AG & Company ("Henkel"). From 1989 through 2000, Mr. Betz held a number of management positions at Henkel, including Executive VP and President of its Emery Group, a leading manufacturer of oleochemicals, and President of its Chemicals Group for North America.

From 1979 through 1989, Mr. Betz worked in a number of manufacturing and operations capacities for the Emery Division of National Distillers and Chemicals Corp., eventually rising to President of the division. Mr. Betz began his career in the specialty chemicals industry by joining Emery Industries in 1963. Between 1963 and 1979 he worked for the company as Market Development Representative, Manager of Corporate Planning, Vice President of Operations - Emery (Canada), Manager of Commercial Development, and General Manager of Business Groups. Emery Industries was sold to National Distillers and Chemicals Corp. in 1979.

Since 2003, Mr. Betz has been the owner of Personal Care Ingredients, LLC, a privately-owned marketer of natural products to the personal care industry. Mr. Betz also serves as a director for Bio-Botanica, a manufacturer of natural extracts.

Mr. Betz holds a B.S. in Chemical Engineering and an M.B.A., both degrees from the University of Cincinnati. He has also attended the Program for Management Development at Harvard University.

Key attributes experience and skills. During Mr. Betz’s career, he has been involved in developing new products or new markets for existing products. Several of these products grew into sizeable businesses. He managed multiple chemical manufacturing facilities and managed a multi-billion dollar polyethylene business. He was responsible for profit and loss for businesses with sales of $900 million. While heading the chemical operations, he was responsible for all aspects of the business: manufacturing, sales, R&D, IT, HS&E, HR, purchasing, engineering, and legal. His career has continuously involved developing, manufacturing, and selling products directed at most of the markets that Applied Minerals is attempting to penetrate. Since his retirement, he served on the boards of three chemical-related, private companies: Plaza Group, Syrgis, and Bio-Botanica.

Geoffrey Scott, Director

Mr. Scott is a private investor. From 1995 to 2018, Mr. Scott was an investment advisor and president of Scott Asset Management, whose clients were high net worth individuals.   From 1990 to 1995, he was a vice president, corporate finance at Merrill Lynch.  From 1973 to 1990, he was a vice president of corporate banking at Chase Manhattan Bank.

Key attributes, experience and skills:  For 10 years, he served on the Board of a private company, growing revenue from approximately $50 million to $150 million.  In a quickly growing company, allocation of resources is a very important consideration.  He served on the audit and compensation committees.  The company was eventually sold to a private equity buyer.  His experience with charting the growth of smaller companies will be of value to the Board of the Company.

Christopher T. Carney, Chief Executive Officer, President, Chief Financial Officer, Director

Mr. Carney is President and CEO and has served in those positions since October 22, 2020. Mr. Carney has also served as the Company’s CFO since August 2015.

From February 2009 through May 2012, Mr. Carney was the Interim Chief Financial Officer of the Company. From May 2012 through August 2015, Mr. Carney was a VP of Business Development for the Company. Mr. Carney was appointed Chief Financial Officer of the Company in August 2015 when the previous Chief Financial Officer resigned. He retained his position as Vice President of Business Development. From March 2007 until December 2008, Mr. Carney was an analyst at SAC Capital/CR Intrinsic Investors, LLC, a hedge fund, where he evaluated the debt and equity securities of companies undergoing financial restructurings and/or operational turnarounds. From March 2004 until October 2006, Mr. Carney was a distressed debt and special situations analyst for RBC Dain Rauscher Inc., a registered broker-dealer. Mr. Carney graduated with a BA in Computer Science from Lehman College and an MBA in Finance from Tulane University.

Key attributes, experience and skills: He has worked for the Company in a number of capacities since January 2009. Since August 2015 he has been the Company’s Chief Financial Officer.

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Who originally recommended the Nominees. Mr. Levy was originally recommended for election as director by David Taft, President of IBS Capital, LLC, at the time a significant stockholder and later a director.  Mr. Concha was originally recommended by Mr. Levy. Mr. Betz was originally recommended by Mr. Concha. Mr. Scott was recommended by former director and CEO, Andre Zeitoun. Mr. Carney was recommended by Mario Concha.

Director Nomination Agreements

The Company entered into an director nomination agreement (“Samlyn Director Nomination Agreement’) in 2011 in connection with a $10 million investment in the Company with Samlyn Onshore Fund, LP, a Delaware limited partnership, and Samlyn Offshore Master Fund, Ltd., a Cayman Islands exempted company (together the “Samlyn Funds”). Subject to the terms and conditions of the Samlyn Director Nomination Agreement, until the occurrence of a Termination Event (as defined in the Samlyn Director Nomination Agreement), the Samlyn Funds jointly have the right to designate one person to be nominated for election to the Board. In 2018, the Samlyn Funds exercised the right to designate a person by designating Michael Barry, the General Counsel and Chief Compliance Officer of Samlyn Capital, LLC.

Mr. Barry resigned on October 20, 2020.

The Company entered into a director nomination agreement (“2023 Director Nomination Agreement”) in 2017 with the Holders of the 10% PIK Election Convertible Notes Due 2023 (“2023 Holders”). Subject to the terms and conditions of the 2023 Director Nomination Agreement, the 2023 Holders have the right the right to designate one person to be nominated for election to the Board. In 2017 the 2023 Holders exercised that right to designate by designating Michael Pohly, who at the time was Portfolio Manager and Sector Head for Credit, Currencies and Commodities at Kingdon Capital Management LLC.

Mr. Pohly resigned on April 13, 2020.

Director Compensation for the Year Ended December 31, 2019

The following sets forth compensation to our directors in 2019. The fees payable to directors are $50,000 per year and $10,000 per year for chairman of the Board and $10,000 per year for chairman of a committee, except the Operations Committee (“Board Fees”). The fees payable for the Operations Committee are $150,000 for the chairman and $62,500 for the member who is an independent director (“Operations Committee Fees”). Beginning the last quarter of 2018, Board Fees have been accrued but not paid. The accrued but not paid Board Fees may be paid in cash or equity in the future, to be determined by the Board.

The following sets forth compensation to our directors in 2019. Mr. Carney receives no fees for service as a director.

Name	Fees Earned or Paid in Cash ($)	Common Stock Awards ($)	Options Awards ($)(3)	Total ($)

Mario Concha	220,000	- 0 -	18,500	238,500

John Levy	70,000	- 0 -	18,500	88,500

Robert Betz	132,500	- 0 -	18,500	141,000

Geoffrey Scott (1)	39,861	- 0 -	18,500	58,361

Michael Barry (2)	50,000	- 0 -	18,500	68,500

Michael Pohly (4)	50,000	- 0 -	18,500	68,500

Ali Zamani (5)	50,000	- 0 -	18,500	68,500

Andre Zeitoun (6)	- 0 -	- 0 -	- 0 -	- 0 -

Alexandre Zyngier (7)	60,000	- 0 -	18,500	78,500

(1)	Mr. Scott was appointed a director on March 13, 2019
(2)	Mr. Barry resigned on October 20, 2020.
(3)	Black Scholes value at grant date.
(4)	Mr. Pohly resigned on April 13, 2020.
(5)	Mr. Zamani resigned on April 30, 2020.
(6)	Mr. Zeitoun resigned as CEO and director on September 8, 2020. He was not compensated for his work as a director.
(7)	Mr. Zyngier resigned on October 20, 2020.

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Board Leadership

Through October 20, 2020, Alexandre Zyngier served as Lead Director.  The Lead Director facilitated the functioning of the Board of Directors independently of management of the Company and provided independent leadership to the Board. In fulfilling his responsibilities, the Lead Director was responsible for: (a) providing leadership to ensure that the Board functions independently of management of the Company and other non-independent directors; (b) working with the Chair to ensure that the appropriate committee structure is in place and assisting the Governance and Nominating Committee in making recommendations for appointment to such committees; (c) recommending to the Chair items for consideration on the agenda for each meeting of the Board; (d) commenting to the Chair on the quality, quantity and timeliness of information provided by management to the independent directors; (e) in the absence of the Chair, chairing Board meetings,; in addition, chairing each Board meeting at which only outside directors or independent directors are present; (f) consulting and meeting with any or all of the independent directors, at the discretion of either party and with or without the attendance of the Chair, and representing such directors, where necessary, in discussions with management of the Company on corporate governance issues and other matters; and (g) working with the Chair and the Chief Executive Officer to ensure that the Board is provided with the resources, including external advisers and consultants to the Board as considered appropriate, to permit it to carry out its responsibilities and bringing to the attention of the Chair and the Chief Executive Officer any issues that are preventing the Board from being able to carry out its responsibilities.

Mr. Zyngier served as Lead Director after Board Chair, Mario Concha, assumed the role of CEO in September 2019. On October 20, 2020 Mr. Zyngier resigned as a director. On October 22, 2020 Mr. Concha resigned as CEO and Mr. Carney was appointed by the Board to replace Mr. Concha as CEO.

Mr. Concha, as the Board Chair, sets the agenda for and presides at Board meetings and coordinates the Board’s communication with Mr. Carney and the management of the Company. Since October 22, 2020, Mr. Concha is fully independent.

Mr. Carney, the Chief Executive Officer, is responsible for, among other things, managing the business and affairs of the Company within the guidelines established by the Board, reporting to the Board of Directors, recommending to the Board strategic directions for the Company’s business, and implementing the strategic, business and, operational plans approved by the Board.

Director Independence

Messrs. Concha, Levy, Betz, and Scott are deemed to be independent for purposes of the Board under the independence standards of Nasdaq, which the Company uses to determine independence, and under the enhanced independence standards of Section 10A-3 of the Securities Exchange Act. They are also deemed to be outside directors under the standards of Section 162(m) of the Internal Revenue Code.

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Risk Oversight

The Board oversees management’s evaluation and planning for risks that the Company faces. Management regularly discusses risk management at its internal meetings and reports to the Board those risks that it thinks are most critical and what it is doing in response to those risks. The Board exercises oversight by reviewing key strategic and financial plans with management at each of its regular quarterly meetings as well as at certain special meetings. The Board’s risk oversight function is coordinated under the leadership of the independent Chair of the Board and the Board believes that this oversight is enhanced by the separation of the role of Chair from CEO.

Code of Ethics

We have adopted a Code of Conduct and Ethics for our Chief Executive Officer and our senior financial officers.  A copy of our Code of Conduct and Ethics is posted on our website at www.appliedminerals.com and can be obtained at no cost, by telephone at (435) 433-2059 or via mail by writing to Applied Minerals, Inc., PO Box 432, Eureka, UT 84628.  We believe our Code of Conduct and Ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; to provide full, fair, accurate, timely and understandable disclosure in public reports; to comply with applicable laws; to ensure prompt internal reporting of code violations; and to provide accountability for adherence to the Code.

Board and Committee Meetings and Meeting Attendance

During 2020, there were six meetings of the Board of Directors, 40 meetings of the Operations Committee, five meetings of the Compensation Committee, four meetings of the Audit Committee, and four meetings each of the Governance and Nominating Committee and the Health, Safety and Environment Committee. Every director attended at least 75% of all board meetings and all committee meetings of which that director was a member. It is the policy of the Board that all Board members attend the annual meeting of shareholders, if possible.

Committees of the Board

The following sets forth the standing Committees of the Board and membership of the committees. The charters of the committees are available at the Company’s website, appliedminerals.com. The Board of Directors has determined that all committee members are independent under the independence definition used by NASDAQ except for Mr. Zeitoun.

	Audit Committee	Governance and Nominating Committee	Compensation Committee	Health, Safety and Environment Committee	Operations Committee
Mario Concha		X		X	X
John Levy	X*	X*	X
Robert Betz	X	X	X*	X*	X*
Geoffrey Scott	X		X
Christopher T. Carney

* Committee Chairman

The Audit Committee satisfies the definition of Audit Committee in Section 3(a)(58)(A) of the Securities Exchange Act of 1934.

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Audit Committee Financial Expert

The Board of Directors has determined that Mr. Scott and Mr. Levy each is an Audit Committee Financial Expert as the term is defined in the rules of the Securities and Exchange Commission.

Audit Committee Report

The audit committee has reviewed and discussed the audited financial statements included elsewhere in this Annual Report with management;

The audit committee has discussed with the independent auditors the matters required to be discussed by the Auditing Standards AU Section 380 - The Auditor’s Communication with those charged with Governance as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

The audit committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence and has discussed with the independent accountant the independent accountant's independence; and

Based on the review and discussions referred to in three preceding paragraphs, the audit committee recommended to the board of directors that the audited financial statements be included in the Company's annual report on Form 10-K (17 CFR 249.310) for the last fiscal year for filing with the Commission.

Governance and Nominating Committee and Nomination Process.

The Governance and Nominating Committee does not have a set process for identifying and evaluating nominees for director and does not have any specific minimum requirements that must be met by any committee-recommended nominee for a position on the Board of Directors. Characteristics expected of all directors include integrity, high personal and professional ethics, sound business judgment, and the ability and willingness to commit sufficient time to the Board. In evaluating the suitability of individual Board members, the Board takes into account many factors, including general understanding of marketing, finance, and other disciplines relevant to the success of a publicly-traded company in today's business environment; understanding of the Company's business; educational and professional background; and personal accomplishment.  The Board evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that can best promote the success of the Company's business and represent stockholder interests through the exercise of sound judgment. In determining whether to recommend a director for re-election, the Governance and Nominating Committee also considers the director's past attendance and the results of the most recent Board self-evaluation.

The Board does not have a policy relating to diversity in connection with the identification or selection of nominees and has not considered the issue.

The Board will consider director candidates recommended by any stockholder.  In evaluating candidates recommended by our stockholders, the Board of Directors has no set process for evaluating nominees, and the criteria would include the ones set forth above that are applied to nominees nominated by the Board. Any stockholder recommendations for director nominees proposed for consideration by the Board should include the candidate's name and qualifications for service as a Board member, a document signed by the candidate indicating the candidate's willingness to serve, if elected, and evidence of the stockholder's ownership of Company Common Stock and should be addressed in writing to the Chairman, Applied Minerals, Inc., PO Box 432 Eureka, UT 84628.

There have been no changes in the procedures by which stockholders may recommend candidates for director.

Samlyn Funds — Rights to Nominate Directors

In connection with their investment of $10 million in 2011, Samlyn Onshore Fund, LP, a Delaware limited partnership, and Samlyn Offshore Master Fund, Ltd., a Cayman Islands exempted company (collectively, the “Samlyn Entities”) were granted the joint right to designate one person (the “Initial Nominee”) to be nominated for election to the Board and the Board of Directors must use commercially reasonable efforts to cause the election or appointment, as the case may be, of such nominee as a director of the Company.

If any nominee is jointly designated by the Samlyn Entities at a time (A) at which such nominee cannot be included in the proxy statement prepared by management of the Company in connection with the soliciting of proxies for a meeting of the stockholders of the Company called with respect to the election of directors or (B) after which a meeting of the stockholders has been held with respect to the election of directors (collectively, the “Interim Period”) or (ii) is nominated for election to the Board but not elected by the stockholders of the Company for any reason whatsoever, the Board shall increase the number of members serving on the Board by one and the Samlyn Entities shall be entitled to promptly designate a nominee, who shall be appointed by the Board to fill the additional member position promptly.

If the Samlyn Entities, together with their respective affiliates, cease to beneficially own at least 9,700,000 shares of Common Stock, the rights of the Samlyn Entities described above shall terminate automatically (the “Termination Event”). As promptly as practicable following the Termination Event, at the request of the Board, the Samlyn Nominee shall cause such Nominee to execute and deliver a letter of resignation to the Company, which resignation shall be effective immediately with respect to the Company and, if applicable, any subsidiary of the Company for which such Nominee serves as a director, manager or other similar position.

The Samlyn Funds exercised the right to designate a person in 2013 and in 2018. The 2013 nominee resigned from the Board in 2017. The 2018 nominee, Michael Barry, the General Counsel and Chief Compliance Officer of Samlyn Capital, Ltd., was appointed to the Board in April 2018. At his direction, Mr. Barry’s compensation as a director was paid to the Samlyn Funds. Mr. Barry resigned as a director on October 20, 2020.

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Director Nomination Agreement with Series 2023 Noteholders

The Company has entered into a director nomination agreement (“2023 Director Nomination Agreement’) in 2017 with the Holders of the 10% PIK Election Convertible Notes Due 2023 (“2023 Holders”). Subject to the terms and conditions of the 2023 Director Nomination Agreement, the 2023 Holders have the right to designate one person to be nominated for election to the Board. The 2023 Holders designated Michael Pohly, Portfolio Manager and Sector Head for Credit, Currencies and Commodities at Kingdon Capital Management LLC, as a director and Mr. Pohly was appointed as a director. At his direction, Mr. Pohly’s compensation as a director was paid to M. Kingdon Offshore Master Fund, L.P. Mr. Pohly resigned as a director on April 13, 2020.

If any nominee (i) is designated by the at a time (A) at which such nominee cannot be included in the proxy statement prepared by management of the Company in connection with the soliciting of proxies for a meeting of the stockholders of the Company called with respect to the election of Directors or (B) after which a meeting of the stockholders has been held with respect to the election of Directors or (ii) is nominated for election to the Board but not elected by the stockholders of the Company for any reason whatsoever (including, without limitation, such Nominee’s death, disability, disqualification or withdrawal as a nominee), the Board shall increase the number of members serving on the Board by one, if appropriate, and the noteholders shall be entitled to promptly designate a nominee by written notice to the Company, who shall be appointed by the Board to fill such additional member position promptly. Such rights expire upon the occurrence of a Termination Event as defined. A Termination Event occurs if the 2023 Holders, together with their respective Affiliates, cease to Beneficially Own at least 80 per cent of the Series 2023 Notes that have been issued in the aggregate, whether as a result of dilution, transfer, conversion, or otherwise.

Compensation Committee

The Compensation Committee is required to meet at least twice a year.  The Committee charter states that the Committee will have the resources and authority necessary to discharge its duties and responsibilities and the Committee has sole authority to retain and terminate outside counsel, compensation consultants, or other experts or consultants, as it deems appropriate, including sole authority to approve the fees and other retention terms for such persons.

The principal responsibilities of the Compensation Committee are as follows:

1.	Board Compensation. Periodically review the compensation paid to non-employee directors and make recommendations to the Board for any adjustments.

2.	Chief Executive Officer Compensation.

a.	Conduct an annual CEO evaluation.

b.	Assist the Board in establishing CEO annual goals and objectives, if appropriate.

c.	Recommend CEO compensation to the other independent members of the Board for approval.

(The CEO may not be present during deliberations or voting concerning the CEO's compensation.)

3.	Other Executive Officer Compensation.

a.	Oversee an evaluation of the performance of the Company's executive officers and approve the annual compensation, including salary and incentive compensation, for the executive officers.

b.	Review the structure and competitiveness of the Company’s executive officer compensation programs considering the following factors: (i) the attraction and retention of executive officers; (ii) the motivation of executive officers to achieve the Company’s business objectives; and (iii) the alignment of the interests of executive officers with the long-term interests of the Company’s stockholders.

c.	Review and approve compensation arrangements for new executive officers and termination arrangements for executive officers.

4.	General Compensation Oversight. Monitor and evaluate matters relating to the compensation and benefits structure of the Company as the Committee deems appropriate, including:

a.	Provide guidance to management on significant issues affecting compensation philosophy or policy.

b.	Provide input to management on whether compensation arrangements for Company executives incentivize unnecessary and excessive risk taking.

c.	Review and approve policies regarding CEO and other executive officer compensation.

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5.	Equity and Other Benefit Plan Oversight.

a.	Serve as the committee established to administer the Company’s equity-based and employee benefit plans and perform the duties of the committee under those plans. The Compensation Committee may delegate those responsibilities to senior management as it deems appropriate as limited by the plans.

b.	Appoint and remove plan administrators for the Company’s retirement plans for the Company’s employees and perform other duties that the Board may have with respect to the Company’s retirement plans.

6.	Compensation Consultant Oversight.

a.	Retain and terminate compensation consultants that advise the Committee, as it deems appropriate, including approval of the consultants’ fees and other retention terms and ensure that the compensation consultant retained by the Committee is independent of the Company.

The Compensation Committee may form and delegate authority to subcommittees and may delegate authority to one or more designated members of the committee. The Committee may delegate to the Chief Executive Officer authority to make grants of equity-based compensation in the form of rights or options to eligible officers and employees who are not executive officers, such authority including the power to (i) designate officers and employees of the Company or any of its subsidiaries to be recipients of such rights or options created by the Company, and (ii) determine the number of such rights or options to be received by such officers and employees; provided, however, that the resolution so authorizing the Chief Executive Officer shall specify the total number of rights or options the Chief Executive Officer may so award.  If such authority is delegated, the Chief Executive Officer shall regularly report to the Committee grants so made. The Committee may revoke any delegation of authority at any time.  The Compensation Committee has not delegated any authority to the Chief Executive Officer.

For purposes of determining CEO compensation for 2014, 2015, and 2016, the Compensation Committee engaged a compensation consultant, Compensation Resources Inc., to conduct studies of the competitive levels of compensation for comparable positions among similar publicly traded companies. The Compensation Committee did not use a compensation consultant in connection with 2017, 2018 and 2019 CEO compensation.

A copy of the compensation committee charter is available at www.appliedminerals.com.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee (Messrs. Betz, Levy and Scott) are or were officers or employees of the Company and none (and none of the members of their immediate families) had in 2018 and 2019 any relationships of the type described in Item 404 of Regulation S-K. There have not been any interlocking relationships of the type described in Item 407(e)(4)(iii) of Regulation S-K. Messrs. Concha and Carney participated in deliberations of the Board of Directors concerning executive officer compensation other than his own.

Stockholder Communications to the Board of Directors

Stockholders may communicate with the Board of Directors by sending an email or a letter to Applied Minerals, Inc. Board of Directors, c/o President, PO Box 432, Eureka, UT 84628.  The President will receive the correspondence and forward it to the individual director or directors to whom the communication is directed or to all directors if not directed to one or more specifically.

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Part 3 Information concerning Executive Officers and Their Compensation

Named Executive Officers

The Named Executive Officers of the Company are:

Name	Age	Position

Christopher T. Carney	50	President and Chief Executive Officer, Chief Financial Officer, Secretary and Director

Christopher T. Carney From February 2009 through May 2012, Mr. Carney was the Interim Chief Financial Officer of the Company. From May 2012 through August 2015, Mr. Carney was a VP of Business Development for the Company. Mr. Carney was appointed Chief Financial Officer of the Company in August 2015 when the previous Chief Financial Officer resigned. Mr. Carney was appointed Secretary in September 2019 and Chief Executive Officer on October 22, 2020 upon Mr. Concha’s resignation. From March 2007 until December 2008, Mr. Carney was an analyst at SAC Capital/CR Intrinsic Investors, LLC, a hedge fund, where he evaluated the debt and equity securities of companies undergoing financial restructurings and/or operational turnarounds. From March 2004 until October 2006, Mr. Carney was a distressed debt and special situations analyst for RBC Dain Rauscher Inc., a registered broker-dealer. Mr. Carney graduated with a BA in Computer Science from Lehman College and an MBA in Finance from Tulane University.

All officers serve at the pleasure of the Board.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)		Cash Bonus ($)		Option Award ($) (1)		Total ($)
Andre Zeitoun (2)	2019	242,083		- 0 -		- 0 -		242,083
	2018	350,000		75,000	(8)	- 0 -		425,000
	2017	350,000		270,000	(3)(4)	614,596	(5)	1,234,596

Christopher T. Carney (6)	2019	200,000		- 0 -		- 0 -		200,000
	2018	200,000		20,000	(8)	- 0 -		220,000
	2017	135,000	(6)	30,000	(4)	246,676	(6)(7)	411,676

William Gleeson (2)	2019	250,000		- 0 -		- 0 -		250,000
	2018	250,000		20,000	(8)	- 0 -		270,000
	2017	250,000		30,000	(4)	193,471	(7)	473,471

Mario Concha (9)	2019	61,667		- 0 -		- 0 -		61,667
	2018	- 0 -		- 0 -		- 0 -		- 0 -
	2017	- 0 -		- 0 -		- 0 -		- 0 -

(1)	Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information, refer to Note 10 to the Notes to Consolidated Financial Statements in the Company’s Annual Report on Form 10-K. These amounts reflect the Company’s accounting expense for these awards, and do not correspond to the amount that will be recognized as income by the named executive officers o the amount that will be recognized as a tax deduction by the Company, if any, upon exercise. The options awards were valued using the Black Scholes Option Valuation Model.

(2)	Mr. Zeitoun resigned as President and CEO on September 9, 2019. Mr. Gleeson resigned as General Counsel on April 5, 2020.

(3)	Mr. Zeitoun’s revenue-related bonus for 2017 was 4% of the first $4 million in revenues up to a bonus of $150,000.

(4)	On December 7, 2017, the Board of Directors, on the recommendation of the Compensation Committee, granted to Mr. Zeitoun a bonus for service in 2017 of $120,000, and in particular for work on amendments to the Series A and Series 2023 Notes and the BASF supply and tolling agreements, and to each of Mr. Carney and Mr. Gleeson a bonus for service in 2017, The bonuses were paid in 2018. Mr. Carney was appointed President and CEO on October 22, 2020.

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(5)	In December 2017, the Board of Directors granted Mr. Zeitoun options to purchase a time when the market price for the common stock was $.04 per share. The options vest based upon certain performance goals being met by management. During December options to purchase 5,955,386 shares of common stock vested. The Black Scholes value of the options at August 18, 2017 was $297,800.

(6)	Mr. Carney’s salary was at a rate of $150,000 per annum for the first 7.5 months of 2017 and then was to increase to a rate of $200,000 per annum for the remaining 4.5 months of 2017. His salary was not increased to a rate of $200,000 per year and Mr. Carney is owed $18,765 in respect thereof relating to 2017. In lieu of a $50,000 salary reduction for twelve months beginning August 16, 2016, Mr. Carney received three-year options to purchase common stock with a Black Scholes value of $40,500. During the first 7.5 months of 2017, $23,625 of the Black Scholes value of the options vested.

(7)	In December 2017, the Board of Directors granted to Mr. Carney and Mr. Gleeson options to purchase 4,780,550 shares of common stock and 3,749,440 shares of common stock, respectively, at $0.06 per share. The options would vest based upon certain performance goals being met by management. During December 2017, options to purchase 2,390,275 shares of stock by Mr. Carney and options to purchase 1,874,720 shares of common stock by Mr. Gleeson vested. The Black Scholes values of the options to purchase common stock by Mr. Carney and Mr. Gleeson were $223,495 and $175,290, respectively.

(8)	On January 2019, the Board of Directors, on the recommendation of the Compensation Committee, granted to Mr. Zeitoun, Mr. Carney and Mr. Gleeson bonuses for service in 2018 of $75,000, $20,000 and $20,000, respectively. The performances were based on performance in 2018.

(9)	Mr. Concha was appointed President and CEO on September 9, 2019. The Compensation Committee set Mr. Concha’s salary at $200,000 per annum. Mr. Concha resigned as President and CEO on October 22, 2020.

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Pensions

The Company does not have any pension plan or any nonqualified defined contribution or any nonqualified deferred compensation plans.

Potential Payments on Termination or Change in Control

Mr. Carney. In the event Mr. Carney was terminated by the Company without Cause or he terminated his employment for Good Reason, he would receive (i) not less than two months of his base salary and (ii) continuation of benefits on the same terms as in effect immediately prior to the date of termination for a period of two months. Mr. Carney's base salary was $200,000.

Plan-Based Awards

The following table lists the plan-based awards granted under the 2017 Incentive Plan.

Name	Grant date	All other option awards: Number of securities underlying options (#)	Exercise price of option awards ($/Share)	Grant date fair value of stock and option awards ($)

Andre Zeitoun	8-18-17	11,910,772	0.06	614,596
Christopher T. Carney	8-18-17	4,780,550	0.06	246,676
William Gleeson	8-18-17	3,748,939	0.06	193,471
Mario Concha	8-18-17	3,666,667	0.06	189,225

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Outstanding Equity Awards at December 31, 2019

The following table provides information on the holdings as of December 31, 2019 of stock options granted to the named executive officers. This table includes unexercised and unvested option awards. Each equity grant is shown separately for each named executive officer

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2017

Name	Grant Date	Number of Securities Underlying Unexercised Options: Exercisable	Number of Securities Underlying Unexercised Options: Unexercisable	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date

Andre Zeitoun (1)	02-08-11	1,742,792	—	—	$0.83	01-01-22
	11-20-12	1,742,792	—	—	$1.66	01-01-23
	05-11-16	321,123	—	—	$0.24	05-11-21
	12-14-17	8,933,079	2,977,693	—	$0.06	12-13-27
Christopher T. Carney	02-08-11	580,930	—	—	$0.83	01-01-22
	11-20-12	580,931	—	—	$1.66	01-01-23
	06-10-14	75,000	—	—	$0.84	06-10-24
	02-05-15	48,611	1,389	—	$0.68	02-05-25
	05-11-16	248,344	—	—	$0.24	05-11-21
	07-06-16	500,000	—	—	$0.16	08-15-19
	12-14-17	3,585,413	1,195,137	—	$0.06	12-13-27
William Gleeson (2)	08-18-11	900,000	—	—	$1.90	08-18-21
	11-20-12	72,406	—	—	$1.66	11-20-22
	06-10-14	600,000	—	—	$0.84	06-10-24
	05-11-16	248,344	—	—	$0.24	05-11-21
	12-14-17	2,812,080	937,360	—	$0.06	12-13-27
Mario Concha (3)	03-14-14	50,000	—	—	$0.83	03-13-24
	02-12-15	50,000	—	—	$0.66	02-12-25
	01-01-16	50,000	—	—	$0.28	01-01-26
	01-06-16	43,885	—	—	$0.29	01-06-21
	01-29-16	80,000	—	—	$0.28	01-29-21
	05-11-16	200.000	—	—	$0.25	05-11-21
	05-11-16	430,000	—	—	$0.25	05-11-21
	08-01-16	70,000	—	—	$0.25	08-01-26
	05-23-17	70,000	—	—	$0.25	05-17-22
	05-24-17	70,000	—	—	$0.25	05-24-22
	12-07-17	140,000	—	—	$0.25	12-07-22
	08-08-17	3,666,667	—	—	$0.06	08-08-27
	04-25-19	500,000	—	—	$0.04	04-25-29

(1)	Mr. Zeitoun resigned as President and Chief Executive Officer on September 9, 2019
(2)	Mr. Gleeson resigned as General Counsel on April 5, 2020.
(3)	Mr. Concha was appointed President and CEO on September 9, 2019 and resigned as President and CEO on October 22, 2020.

Options Exercised and Stock Vested

None of the Named Executive Officers has exercised any options, SARs or similar instruments and none had any stock awards, vested or unvested.

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Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

There are no nonqualified defined contribution and nonqualified deferred compensation plans for Named Executive Officers.

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Part 4 Compensation Discussion and Analysis

Objectives and Strategy

The Company’s objectives are to develop a range of commercial applications for its halloysite clay-based and iron oxide-based products and to market those applications to industries seeking enhanced product functionality and to market its iron oxides for pigment and other uses. We believe the successful marketing of such applications will generate material profits for the Company, which, in turn, will create significant value for its stockholders. To realize this objective, the Company must attract and retain individuals, including our Named Executive Officers (“Named Executive Officers” or “NEOs”) (Messrs. Zeitoun, Carney and Gleeson), who possess the skill sets and experience needed to effectively develop and implement the business strategies and corporate governance infrastructure necessary to achieve commercial success.

Accordingly, compensation for the Named Executive Officers is designed to:

●	Attract, motivate, and retain qualified Named Executive Officers;
●	Incentivize the Named Executive Officers to lead the Company to profitable operations and to increase stockholder value;
●	Assure that over time a significant part of NEO compensation is linked to the Company’s long-term stock price performance, which aligns the Named Executive Officers’ financial interests with those of the Company’s stockholders
●	Motivate the Named Executive Officers to develop long-term careers at the Company and to contribute to its future prospects; and
●	Permit the Named Executive Officers to remain focused on the development of the Company’s business in the midst of actual or potential change-in-control transactions.

The Company does not have a policy concerning minimum ownership or hedging by officers of Company securities.

Compensation of Mr. Zeitoun

Mr. Zeitoun was named president and CEO of the Company in January 2009 and resigned on September 9, 2019.

2017 Compensation

On March 8, 2017, the Board determined that Mr. Zeitoun’s 2017 compensation is as follows: salary — $350,000; cash receipts bonus — 4% of monthly gross cash receipts, up to a maximum bonus of $150,000; revenue bonus — $100,000 if GAAP revenue exceeded $6 million; cash flow bonus — $100,000 if the Company is cash flow positive for 2017. The cash receipts bonus was earned. The revenue and cash flow bonuses were not earned.

On August 18, 2017, options to purchase 11,910,772 shares of common stock were issued to Mr. Zeitoun. The options are ten-year options and the exercise price is $0.06. Vesting conditions are as follows:

●	25% of the options would vest upon the closing of the sale of an aggregate of $600,000 of units (consisting of a share of Common Stock and a warrant to buy .25 of a share of Common Stock) at $0.04 per unit. This vesting condition has been satisfied.
●	25% of the options would vest upon the receipt of at least $900,000 from one or more of the following sources: sale(s) of Common Stock over and above $600,000, consideration for entering into licensing or similar agreement(s), and/or consideration for entering into agreement(s) relating to the sale or lease of minerals rights or entering into options or other agreements relating mineral rights..
●	25% of the options would vest when the Company has toll processing arrangements with two toll processors of halloysite that, in management’s good faith belief, can process halloysite to the Company’s specifications. One of the agreements may be a back-up or standby arrangement.
●	8.3% of the options if EBITDA is positive over a period of twelve months.
●	8.3% of the options if EBITDA equals or exceeds $2 million over a period of twelve months.

The first three conditions were satisfied in 2017.

On December 7, 2017, the Board of Directors, on the recommendation of the Compensation Committee, granted to Mr. Zeitoun a bonus for service in 2017, and in particular for work on amendments to the Series A and Series 2023 Notes and the BASF supply and tolling agreements, of $120,000. The bonus was payable in six monthly installments beginning in January, 2018 to the extent that in the judgment of the audit committee there is sufficient cash available for other corporate purposes. The bonus was fully paid as of June 29, 2018.

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2018 Compensation

On the recommendation of the Compensation Committee, the Board determined Mr. Zeitoun’s 2018 compensation to be as follows. salary — $350,000. bonus — $75,000.  The bonus was paid in 2019.

In reaching its decisions, the Compensation Committee and the Board took into account (i) the results of the most recent the Say-on-Pay vote (93%%) in favor, which suggested that stockholders were generally favorable to the compensation scheme, (ii) the Company’s financial results and prospects for generating revenues and the need to conserve capital, which led to no increase in salary and the elimination of the 4% bonus, (iii) Mr. Zeitoun’s efforts in connection of the amendment of Series A and the Series 2023 notes and the sale of the waste piles for $4.5 million, which led to the bonus and (iv) the options granted in 2017, which provided sufficient lion-term incentive, so that no more long-term incentive was deemed necessary.

The Compensation Committee did not use a compensation consultant.

2019 Compensation

On the recommendation of the Compensation Committee, the Board determined Mr. Zeitoun’s 2019 compensation to be as follows. salary — $350,000. No bonus was granted to Mr. Zeitoun.

In reaching its decisions, the Compensation Committee and the Board took into account (i) the results of the most recent the Say-on-Pay vote (81% approval), which suggested that stockholders were generally favorable to the compensation scheme, (ii) the Company’s financial results and prospects for generating revenues and the need to conserve capital and (iii) the options granted to Mr. Zeitoun in 2017, which provided sufficient lion-term incentive so that no more long-term incentive was deemed necessary.

The Compensation Committee did not use a compensation consultant.

Compensation for Messrs. Gleeson and Carney

2017 Compensation

In December, 2016, the Board on the recommendation of the Compensation Committee, determined as follows:

a.	Mr. Carney’s 2017 compensation was as follows: salary — $150,000 per annum through August 15, 2017 and $200,000 per annum thereafter; revenue bonus — $25,000 if GAAP revenue exceeds $6 million; cash flow bonus — $25,000 if the Company is cash flow positive for 2017. The bonuses were not paid.

b.	Mr. Gleeson’s 2017 compensation was as follows: salary — $250,000; revenue bonus — $25,000 if GAAP revenue exceeds $6 million; cash flow bonus — $25,000 if the Company is cash flow positive for 2017.

None of the bonuses were earned or paid.

On August 18, 2017, 4,780,550 options to purchase Common Stock were granted to Mr. Carney and 3,748,439 options were granted to Mr. Gleeson. The vesting conditions and the relevant definitions are the same as vesting conditions and definitions described above relating to the options granted to Mr. Zeitoun on August 18, 2017.

On December 7, 2017, the Board of Directors, on the recommendation of the Compensation Committee, granted to each of Mr. Carney and Mr. Gleeson a bonus for service, in particular for work on amendments to the Series A and Series 2023 Notes and the BASF supply and tolling agreements, in 2017 of $30,000.  The bonuses were payable to the extent that in the judgment of the audit committee there is sufficient cash available for other corporate purposes.  The bonuses have been paid.

2018 Compensation

On the recommendation of the Compensation Committee, the Board determined 2018 compensation to be as follows: Mr. Carney: salary — $200,000; bonus — $20,000. The bonus was determined on January 31, 2019. Mr. Gleeson: salary — $250,000; bonus — $20,000. The bonus was determined on January 31, 2019.

In reaching its decisions, the Compensation Committee and the Board took into account (i) the results of the most recent the Say-on-Pay vote (93%) in favor, which suggested that stockholders were generally favorable to the compensation scheme, (ii) the Company’s financial results and prospects for generating revenues and the need to conserve capital, which led to no increase in salary, (iii) their efforts in connection of the amendment of Series A and the Series 2023 notes and the sale of the waste piles for $4.5 million, which led to the bonus and (iv) the options granted in 2017, which provided sufficient lion-term incentive, so that no more long-term incentive was deemed necessary.

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The Compensation Committee did not use a compensation consultant.

2019 Compensation

On the recommendation of the Compensation Committee, the Board determined 2019 compensation to be as follows: Mr. Carney: salary — $200,000. Mr. Gleeson: salary — $250,000. No bonus was granted to either executive.

In reaching its decisions, the Compensation Committee and the Board took into account (i) the results of the most recent the Say-on-Pay vote (81%) in favor, which suggested that stockholders were generally favorable to the compensation scheme, (ii) the Company’s financial results and prospects for generating revenues and the need to conserve capital, which led to no increase in salary and (iii) the options granted in 2017, which provided sufficient lion-term incentive, so that no more long-term incentive was deemed necessary.

The Compensation Committee did not use a compensation consultant.

Compensation for Mr. Concha

2019 Compensation

On the recommendation of the Compensation Committee, the Board determined Mr. Concha’s 2019 compensation to be as follows. salary — $200,000.

The Compensation Committee did not use a compensation consultant.

Tax and Accounting Treatment of Compensation

The Compensation Committee is aware that Section 162(m) of the Internal Revenue Code treats certain elements of executive compensation in excess of $1 million a year as an expense not deductible by the Company for federal income tax purposes. Depending on the market price of the Company’s common stock on the date of exercise of options that are not performance-based, the compensation of certain executive officers in future years may be in excess of $1 million for purposes of Section 162(m). The Compensation Committee reserves the right to pay compensation that may be non-deductible to the Company if it determines that it would be in the best interests of the Company.

Tax and Accounting Treatment of Options

We are required to recognize in our financial statements compensation costs arising from the issuance of stock options. GAAP requires that such that compensation cost is determined using fair value principles (we use the Black-Scholes method of valuation) and is recognized in our financial statements over the requisite service period of an instrument. However, the tax deduction is only recorded on our tax return when the option is exercised. The tax benefit received at exercise and recognized in our tax return is generally equal to the intrinsic value of the option on the date of exercise.

Compensation Policies and Practices as They Relate to Risk Management

The Company does not believe that its compensation policies and practices are reasonably likely to have a material adverse effect on the Company as they relate to risk management practices and risk-taking incentives

Compensation Committee Report

 The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Annual Report on Form 10-K and the proxy statement.

John Levy

Robert Betz

Geoffrey Scott

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Part 5 Information concerning Independent Registered Public Accountant

Independent Registered Accountant for 2019

MaloneBailey LLP (“MaloneBailey”) was selected by our Board of Directors as the Company’s independent registered public accounting firm for the years ending December 31, 2019 and as our independent registered public accounting firm reviewed the interim financial statements for the three and nine months ended September 30, 2019.

The Board has selected MaloneBailey as the Company’ independent registered public accounting firm for the year ended December 31, 2020. The Board asks stockholders to ratify that selection. Although current law, rules, and regulations require the Board of Directors to engage and retain the Company’s independent auditor, the Board considers the selection of the independent auditor to be an important matter of stockholder concern and is submitting the selection of MaloneBailey LLP for ratification by stockholders as a matter of good corporate practice.

The affirmative vote of holders of a majority of the shares of Common Stock cast in person or by proxy at the meeting is required to approve the ratification of the selection of MaloneBailey LLP as the Company’s independent auditor for the current fiscal year. If a majority of votes cast does not ratify the selection of MaloneBailey LLP, the Board of Directors will consider the result a recommendation to consider the selection of a different firm.   Representatives of the MaloneBailey LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and such representatives are expected to be available to respond to appropriate questions.

EisnerAmper LLP (“EisnerAmper”), the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 and December 31, 2017, was dismissed on October 4, 2018. The dismissal was approved by the Company’s Audit Committee.

Fees to Accountants

MaloneBailey LLP (“MaloneBailey”) was selected by our Board of Directors as the Company’s independent registered public accounting firm for the years ending December 31, 2018 and 2019 and as our independent registered public accounting firm reviewed the interim financial statements for the three and nine months ended September 30, 2018 and 2019.

EisnerAmper LLP (“EisnerAmper”), the Company’s independent registered public accounting firm for the fiscal years ending December 31, 2016 and December 31, 2017, was dismissed on October 4, 2018. The dismissal was approved by the Company’s Audit Committee.

EisnerAmper’s reports on the financial statements for 2016 and 2017 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to audit scope or accounting principles. EisnerAmper’s report includes an explanatory paragraph about the existence of substantial doubt concerning the Company’s ability to continue as a going concern.

There were no disagreements with EisnerAmper on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of EisnerAmper, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report on the financial statements for the years ended December 31, 2016 or December 31, 2017.

The following table presents fees for services rendered by EisnerAmper for the period including January 1, 2018 through October 4, 2018 and the year ended December 31, 2017, respectively.

	January 1, 2018 through October 4, 2018	December 31, 2017

Audit Related Fees (1)	$160,157	$143,500
Tax Fees	7,500	15,000

Total	$167,657	$158,500

(1)	Audit fees represent the aggregate fees paid for professional services including: (i) audit, (ii) S-1 filings and (iii) SEC comment letters.

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The following table presents fees for services rendered by MaloneBailey, the independent auditor for the audit of the Company’s annual consolidated financial statements for the year ended December 31, 2019 and the period including October 4, 2018 through December 31, 2018.

	January 1, 2019 through December 31, 2019	October 4, 2018 through December 31, 2018

Audit Related Fees (1)	$97,500	$67,500
Tax Fees	6,500	- 0 -

Total	$104,000	$67,500

(1)	Audit fees represent the aggregate fees paid for professional services including: (i) audit, (ii) S-1 filings and (iii) SEC comment letters.

The audit reports of EisnerAmper on the financial statements of the Company as of and for the years ended December 31, 2017 and 2016 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle except, the audit reports for the years ended December 31, 2017 and 2016 include an explanatory paragraph about the existence of substantial doubt concerning the Company's ability to continue as a going concern.

During the years ended December 31, 2017 and 2016 and the interim period from January 1, 2018 through October 4, 2018, the Company had no disagreements with EisnerAmper on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of EisnerAmper, would have caused them to make reference to the subject matter of the disagreement(s) in connection with its reports on the financial statements for such years. During the years ended December 31, 2017 and 2016 and the interim period from January 1, 2018 through October 4, 2018, there were no “reportable events,” as that term is described in Item 304(a)(1)(v) of Regulation S-K, except as described herein.   In Part I, Item 4 of the Company’s quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2018, as filed with the Securities and Exchange Commission (the “SEC”) on August 20, 2018 (the “Second Quarter 2018 Form 10-Q”), management of the Company reported on its evaluation of the effectiveness of the Company’s disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934) as of June 30, 2018, the end of the period covered by the Second Quarter 2018 Form 10-Q. The Second Quarter 2018 Form 10-Q stated that, based on such evaluation, the Company’s Chief Executive Officer (principal executive officer) and the Company’s Chief Financial Officer (principal financial officer) concluded that the Company’s disclosure controls and procedures were not effective because of the material weaknesses in the Company’s internal control over financial reporting described in Part II, Item 9A of the Company’s Form 10-K as of December 31, 2017, which was filed with the SEC on April 17, 2018 (the “2018 Form 10-K”).

Management identified the following material weaknesses as of December 31, 2017 as reported in the 2018 Form 10-K, which were still applicable as of September 30, 2020, and caused management to conclude that as of December 31, 2017, their internal controls over financial reporting were not effective at the reasonable assurance level:

●	Insufficient segregation of duties, oversight of work performed and lack of compensating controls in the Company’s finance and accounting functions due to limited personnel; and

●	The Company lacks a sufficient process for periodic financial reporting, including timely preparation and review of financial reports and statements.

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Because of the material weaknesses described in the 2018 Form 10-K, the Company’s Chief Executive Officer (principal executive officer) and Chief Financial Officer (principal financial officer) concluded that the Company did not maintain effective internal control over financial reporting as of December 31, 2017, based on criteria in Internal Control-Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission.

During the fiscal years ended December 31, 2017 and 2016 and the interim period from January 1, 2018 through October 4, 2018, neither the Company, nor anyone on its behalf, consulted Malone Bailey regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the financial statements of the Company and no written report or oral advice was provided to the Company that Malone Bailey concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Policy on Board of Directors' Pre-Approval of Audit an Non-Audit Services of Independent Auditors

The Audit Committee has adopted a policy for the pre-approval of all audit, audit-related, tax, and other services provided by the Company’s independent registered public accounting firm. The policy is designed to ensure that the provision of these services does not impair the registered public accounting firm’s independence. Under the policy, any services provided by the independent registered public accounting firm, including audit, audit-related, tax and other services must be specifically pre-approved by the Board of Directors. The Board of Directors does not delegate responsibilities to pre-approve services performed by the independent registered public accounting firm to management. For the fiscal year ended December 31, 2019, all services provided by the Company’s independent registered public accounting firm were pre-approved by the Board of Directors.

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Part 6 Additional Important Information

Beneficial Stock Ownership:  Directors, Named Executive Officers, and 5% Holders.

The following table sets forth, as of November 9, 2020, information regarding the beneficial ownership of our common stock with respect to each of the named executive officers, each of our directors, each person known by us to own beneficially more than 5% of the common stock, and all of our directors and executive officers as a group. Each individual or entity named has sole investment and voting power with respect to shares of common stock indicated as beneficially owned by such person, subject to community property laws, where applicable, except where otherwise noted. The percentage of common stock beneficially owned is based on 175,513,549 shares of common stock outstanding as of November 9, 2020 plus the shares that a person has a right to acquire within 60 days of November 9, 2020.

	Number of Shares of	Percentage of Common
	Common Stock Beneficially	Stock Beneficially
Name and Address (1)	Owned (2)	Owned
Mario Concha (3) (4)	8,569,884	4.7
Robert Betz (3) (5)	4,140,404	2.3
John Levy (3) (6)	3,260,801	1.8
Geoffrey Scott (3) (7)	9,285,210	5.3
Christopher T. Carney (8) (14)	6,402,104	3.5
All Officers and Directors as a Group	31,658,403	16.2
IBS Capital, LLC (9)	36,780,092	19.5
Samlyn Capital, LLC (10)	51,191,163	23.6
Berylson Master Fund, L.P. (11)	15,395,594	8.2
James Berylson (11)	16,668,594	8.8
Kingdon Capital Management, LLC (12)	20,582,381	10.5
Masato Katayama (13)	16,834,335	9.5

(1)	Unless otherwise indicated, the address of the persons named in this column is c/o Applied Minerals, Inc., P.O. Box 432, Eureka, UT 84628
(2)	Included in this calculation are shares deemed beneficially owned by virtue of the individual’s right to acquire them within 60 days of the date of November 9, 2020 as determined pursuant to Rule 13d-3 of the Securities Exchange Act of 1934.
(3)	Director
(4)	Mr. Concha’s holdings include: (i) options to purchase 50,000 shares of common stock at $0.83 per share expiring in March, 2024; (ii) options to purchase 50,000 shares of common stock at $0.66 per share expiring in February, 2025; (iii) options to purchase 50,000 shares of common stock at $0.28 per share expiring in January, 2026; (iv) options to purchase 43,885 shares of common stock at $0.285 per share expiring in January, 2021; (v) options to purchase 30,000 shares of common stock at $0.25 per share and expiring in May, 2021; options to purchase 600,000 shares of common stock at $0.25 expiring in May, 2021; (vi) options to purchase 70,000 shares of common stock expiring in August, 2026; (vii) options to purchase 140,000 shares of common stock at $0.70 expiring in May, 2022; (viii) options to purchase 3,666,667 shares of common stock expiring at $0.06 in August 2027; (ix) options to purchase 140,000 shares of common stock expiring in December, 2022; (x) options to purchase 500,000 shares of common stock at $0.04 expiring in April, 2029; and (xi) June 2018 Warrants to purchase 1,000,000 shares of common stock at $0.15 per share expiring in June, 2021.
(5)	Mr. Betz’s holdings include: (i) options to purchase 50,000 shares of common stock at $0.83 per share expiring in March, 2024; (ii) options to purchase 50,000 shares of common stock at $0.66 per share expiring in February 2025; (iii) options to purchase 50,000 shares of common stock at $0.28 per share, vesting equally on March 31, June 30, September 30 and December 31, 2016 and expiring in January, 2026; (iv) options to purchase 33,937 shares of common stock at $0.285 per share expiring in January, 2021; (v) options to purchase 64,815 shares of common stock at $0.28 per share expiring in January 2026; (vi) options to purchase 30,000 shares of common stock at $0.25 per share expiring in May, 2021; (vii) options to purchase 150,000 shares of common stock at $0.25 per share expiring in May, 2021; (viii) options to purchase 60,000 shares of common stock at $0.25 per share expiring in August, 2026; (ix) options to purchase 140,000 shares of common stock at $0.25 expiring in May, 2022; (x) options to purchase 2,208,334 shares of common stock at $0.06 expiring in August, 2027; (xi) options to purchase 500,000 shares of common stock at $0.04 expiring in April, 2029; and (xii) June 2016 Warrants to purchase 100,100 shares of common stock at $0.25 expiring in 2021.

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(6)	Mr. Levy’s holdings include: (i) options to purchase 100,000 shares of common stock at $1.66 per share expiring November, 2022; (ii) options to purchase 50,000 shares of common stock at $0.83 per share expiring in March, 2024; (iii) options to purchase 50,000 shares of common stock at $0.66 per share expiring in February, 2025; (iv) options to purchase 50,000 shares of common stock at $0.28 per share, and expiring in January, 2026; (v) options to purchase 51,170 shares of common stock at $0.285 per share expiring in January, 2026; (vi) options to purchase 80,000 shares of common stock at $0.28 per share expiring in January, 2021; (vii) options to purchase 37,500 shares of common stock at $0.25; (viii) options to purchase 70,000 shares of common stock at $0.25 expiring in August, 2026; (ix) options to purchase 120,000 shares of common stock expiring in May, 2022; (x) options to purchase 1,000,000 shares of common stock expiring in August, 2027; (x) options to purchase 500,000 shares of common stock at $0.04 per share expiring in April, 2029; (xi) June 2016 Warrants to purchase 100,100 shares of common stock at $0.25 expiring in June, 2021 and (xii) June 2018 Warrants to purchase 125,000 shares of common stock at $0.15 per share expiring in June 2021.
(7)	Mr. Scott’s holdings include: (i) warrants to purchase 210,210 shares of common stock at $0.25 per share expiring in June 2021; (ii) warrants to purchase 625,000 shares of common stock at $0.15 per share expiring in June 2021; and (iii) options to purchase 500,000 shares of common stock at $0.04 expiring in April, 2029.
(8)	Mr. Carney’s holdings include: (i) options to purchase 1,316,655 shares of common stock at $0.70 per share expiring in January, 2019; (ii) options to purchase 580,930 shares of common stock at $0.83 per share expiring in January, 2022; (iii) options to purchase 580,931 shares of common stock at $1.66 per share expiring in January, 2023; (iv) options to purchase 75,000 shares of common stock at $0.84 per share expiring in June, 2024; (v) options to purchase 16,665 shares of common stock at $0.68 per share expiring in February, 2025; (vi) options to purchase 248,344 shares of common stock at $0.24 per share expiring in March, 2021; (vii) options to purchase 375,000 shares of common stock at $0.16 per share expiring in August, 2019; and (viii) options to purchase 3,585,413 shares of common stock expiring in December, 2027.
(9)

IBS Capital LLC is deemed to be the beneficial owner of shares held by the funds it manages by virtue of the right to vote and dispose of such securities. The IBS Turnaround Fund (QP) (A Limited Partnership) owns (i) 15,252,583 shares of common stock; (ii) 6,998,917 shares of common stock issuable upon conversion of Series A Notes; (iii) options to purchase 49,820 shares of common stock at $0.21 per share expiring in January, 2021; (iv) June 2016 Warrants to purchase 244,745 shares of common stock at $0.25 expiring in June, 2021; (v) options to purchase 30,100 shares of common stock at $0.25 per share expiring in August, 2026; (vi) options to purchase 64,000 shares of common stock at $0.25 expiring May, 2022; and (vii) May 2017 Warrants to purchase 601,060 shares of common stock at $0.10 per share expiring in May, 2022.

The IBS Turnaround Fund, L.P. owns (i) 7,305,997 shares of common stock; (ii) 3,485,329 shares of common stock issuable upon conversion of the Series A Notes; (iii) options to purchase 25,175 shares of common stock at $0.21 expiring in January, 2021; (iv) June 2016 Warrants to purchase 124,625 shares of common stock at $0.25 per share expiring in June, 2021; (v) options to purchase 16,000 shares of common stock at $0.25 per share expiring in August, 2026; (vi) options to purchase 30,000 shares of common stock at $0.25 per share expiring in May, 2022; and (vii) May 2017 Warrants to purchase 124,625 shares of common stock at $0.10 per share expiring in May, 2022.

The IBS Opportunity Fund, Ltd. owns (i) 1,475,154 shares of common stock; (ii) 671,538 shares of common stock issuable upon conversion of the Series A Notes; (iii) options to purchase 6,400 shares of common stock at $0.21 per share expiring in January, 2021; (iv) June 2016 Warrants to purchase 31,000 shares of common stock at $0.25 per share expiring in June, 2021; (v) options to purchase 7,100 shares of common stock at $0.25 per share expiring in August, 2026; (vi) options to purchase 6,000 shares of common stock expiring in May, 2022; and (vii) May 2017 Warrants to purchase 58,401 shares of common stock at $0.10 per share expiring in May 2022.

The address of IBS Capital, LLC is One International Place, 31st Floor, Boston, MA 02110

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(10)

Samlyn Onshore Fund, LP owns (i) 4,027,973 shares of common stock, (ii) 12,821,072 shares of common stock issuable upon conversion of the Series A Notes, (iii) options to purchase 44,097 shares of common stock at $0.06 per share expiring in August, 2027, (iv) options to purchase 136,000 shares of common stock at $0.04 expiring in April, 2029 and (v) warrants to purchase 1,101,062 shares of common stock at $0.10 per share expiring in December, 2022. The reported securities are directly owned by Samlyn Onshore Fund, LP and may be deemed to be indirectly beneficially owned by (i) Samlyn Capital, LLC as the investment manager of Samlyn Onshore Fund, LP and (ii) Samlyn Partners, LLC (“Samlyn Partners”), as the general partner of Samlyn Onshore Fund, LP.  The reported securities may also be deemed to be indirectly beneficially owned by Robert Pohly as the principal of Samlyn Capital, LLC and Managing Member of Samlyn Partners.

Samlyn Offshore Master Fund, Ltd. owns (i) 6,483,443 shares of common stock, (ii) 24,021,093 shares of common stock issuable upon conversion of the Series A Notes, (iii) options to purchase 129,514 shares of common stock at $0.06 per share expiring in August, 2027, (iv) options to purchase 364,000 shares of common stock at $0.04 expiring in April, 2029 and (v) warrants to purchase 2,062,909 shares of common stock at $0.10 per share expiring in December, 2022. The reported securities are directly owned by Samlyn Offshore Master Fund, Ltd. and may be deemed to be indirectly beneficially owned by (i) Samlyn Capital, LLC as the investment manager of Samlyn Offshore Master Fund, Ltd., and (ii) Robert Pohly as the principal of Samlyn Capital, LLC.

Samlyn Capital, LLC, Samlyn Partners and Robert Pohly disclaim beneficial ownership of the reported securities except to the extent of their respective pecuniary interests therein, and this report shall not be deemed an admission that any of them are the beneficial owners of the securities for purposes of Section 16 of the Exchange Act or for any other purpose. The address of Samlyn Capital, LLC is 500 Park Avenue, New York, N.Y. 10022.

(11)	James Berylson is the sole managing member of Berylson Capital Partners, LLC, which manages the Berylson Master Fund, L.P. Of the 15,395,594 shares owned by the Berylson Master Fund, L.P., 11,293,118 shares are issuable upon conversion of Series 2023 Notes owned by the Berylson Master Fund, L.P. and 1,798,095 shares are issuable upon the exercise of May 2017 Warrants owned by the Berylson Master Fund, L.P. Mr. Berylson may be deemed to beneficially own the 16,668,594 shares. Mr. Berylson owns and additional 1,273,000 shares. The address of Berylson Capital Partners, LLC is 200 Clarendon Street, Boston, MA 02116.
(12)	Kingdon Capital Management, LLC is the beneficial owner of shares of the Company, which are held by funds it manages by virtue of the right to vote and dispose of the securities. M. Kingdon Offshore Master Fund, L.P. owns (i) 7,058,197 shares through the conversion of its ownership of Series 2023 Notes; (ii) 11,293,118 shares through the conversion of its ownership of the Series A Notes; (iii) 2,082,588 shares upon the exercise of the May 2017 Warrants; and (iv) options to purchase 277,777 shares of common stock at $0.11 per share expiring in June, 2023. Mark Kingdon is the President of Kingdon Capital Management, LLC and may be deemed to beneficially own these shares. The address of Kingdon Capital Management, LLC is 152 West 57th Street, 50th Floor, New York, N.Y. 10019,
(13)

Mr. Katayama is the President of Fimatec, LTD (Japan) a producer and distributor of specialty minerals. In March, 2016 Applied Minerals, Inc. and Fimatec LTD entered into an agreement in which Fimatec LTD agreed to be the exclusive distributor of the Company’s halloysite-based DRAGONITE for the Japanese market. In June, 2016 Fimatec LTD purchase 3,333,334 units from the Company in exchange for $500,000.

Each unit consisted of one share of common stock of the Company and a warrant to purchase 0.3 shares of the common stock of the Company with a whole share costing 3.3 warrants and $0.25. In August 2017, SK Logistics (Singapore) PTE LTD purchased 10,000,000 million units from the Company in exchange for $400,000. Each unit consisted of one share of common stock of the Company and a warrant to purchase 0.25 shares of common stock of the Company exercisable at $0.04 per share. Mr. Katayama is deemed to beneficially own these shares.

The address of each entity is Ochaanimizu Center Bldg, 5F 2-23-1 Kanda Awaji-cho Chiyoda-ku, Tokyo, Japan 101-0063.

(14)	Executive officer.

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Section 16(a) beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors, and any person who beneficially owns more than 10% of our Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors, and more than 10% shareholders are required by regulation to furnish us with copies of all Section 16(a) forms which they file. To the best of our knowledge, all filings were made timely in 2019.

Stockholder Proposals and Nominations for 2021 Annual Meeting

No determination has been made as to when the 2021 Annual Meeting will be held.  We will file a Current Report on Form 8-K when that determination is made.

Proposals made under Rule 14a-8

Rule 14a-8 under the Securities Exchange Act indicates the date or time frame, for purposes of Rule 14a-8, that a proposal must be submitted to the Company in order to be included in the Company’s proxy statement and on the Company’s proxy card for the 2021 Annual Meeting. Under such rule, the proposals must be submitted to the Company at our principal executive offices at P.O. Box 432, 1200 Silver City Road Eureka, UT 84628 by the following dates:  if the 2021 meeting is held within 30 days of the date of the anniversary of the 2020 Annual Meeting, a stockholder’s Rule 14a-8 proposal must be received no later than the close of business on July 31, 2021; if it is held more than 30 days from the date of the anniversary of the 2020 Annual Meeting of Stockholders, it must be received a reasonable time before the Company begins to print and send its proxy materials for the 2021 Annual Meeting.

Proposals and Nominations made under the Company’s By-Laws

The Company’s By-Laws provide means for stockholders to submit proposals that are not submitted under SEC Rule 14a-8 or to make director nominations. Under the Company’s By-Laws, stockholders who wish to submit proposals that are not submitted pursuant to SEC Rule 14a-8 or to make nominations for the 2021 Annual Meeting must provide notice that is delivered to or mailed and received at the principal executive offices of the Company:

(1)	by the close of business 60 days in advance of the anniversary of the 2020 Annual Meeting (which would be October 30, 2021) if such meeting is to be held during the period November 30, 2021 to December 24, 2021;

(2)	90 days in advance (which would be September 30, 2021, if such meeting is to be held on or after December 29, 2021 and on or before January 4, 2022; and

(3)	with respect to any other Annual Meeting of Stockholders, the close of business on the tenth day following the date of public disclosure of the date of such meeting.

The Company will not consider at the 2020 Annual Meeting any proposal or nomination that does not meet the requirements of Rule 14a-8 or the Bylaw requirements as the case may be.

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Related Party Transactions

Our Board of Directors reviews any transaction, except for ordinary business travel and entertainment, involving the Company and a related party before the transaction or upon any significant change in the transaction or relationship. For these purposes, the term "related-party transaction" includes any transaction required to be disclosed pursuant to Item 404 of Regulation S-K of the SEC

Equity Compensation Plan Information

Plans Approved by Stockholders

Shareholders approved the 2012 Long-Term Incentive Plan (“2012 LTIP”) and the 2016 Incentive Plan. (“2016 IP”).

The number of shares subject to the 2012 LTIP for issuance or reference was 8,900,000.  The number of shares subject to the 2016 IP was 15,000,000.

Plans Not Approved by Stockholders

Prior to the adoption of the November 2012 LTIP, the Company granted options to purchase 12,378,411 shares of common stock under individual arrangements.

In May and August, 2016, the Company adopted the 2016 Long-Term Incentive Plan (“2016 LTIP”). The number of shares of common stock for issuance or for reference purposes subject to the 2016 LTIP was 2,000,000. The Company granted options to purchase 1,993,655 shares of common stock under the 2016 LTIP.

In 2017, prior to the adoption of the 2017 Incentive Plan (“2017 IP”) in August, 2017, the Company granted options to purchase 870,000 shares of common stock under individual arrangements.

The number of shares of common stock for issuance or for reference purposes subject to the 2017 IP was 40 million. The Company has granted options to purchase 39,245,288 shares of common stock under the 2017 IP.

Equity Compensation Information

As of December 31, 2019

	Number of securities to be issued upon exercise of outstanding options		Weighted- average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	13,903,249	(1)	$0.59	9,996,751
Equity compensation plans not approved by security holders	46,773,319	(2)	$0.17	201,334
Total	60,676,568		$0.26	10,198,085

(1)	Includes 7,140,000 options granted under the 2016 IP and 6,763,249 options granted under the 2012 LTIP.
(2)	Includes 1,993,655 options granted under the 2016 LTIP, 39,805,011 options granted under the 2017 IP and 4,974,653 options granted under individual arrangements.

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Part 7 Proposals to be voted on at the meeting

Proposal 1: Election of Directors

Five persons, all of whom are currently directors, have been nominated for election at the Annual Meeting to hold office until the next Annual Meeting or until their respective successors are elected and qualified or until they resign or are removed.

The directors will be elected by a plurality of the votes cast, which means that the nominees receiving the largest number of “FOR” votes will be elected to the open positions.

The Board of Directors has evaluated the key attributes, experience, and skills of each nominee (set forth after biographical information of each nominee in “Information about the Nominees” in Part 2) and has concluded on that basis that each nominee listed below should be re-nominated for another term as director.

Name and Position with The Company	Age	Director/Officer Since	Principal Occupation

Mario Concha	80	Chairman since 2016; Director since 2013	President, Mario Concha and Associates

John F. Levy	66	Vice Chairman since 2016; Director since 2008	CEO of Sticky Fingers Restaurant, LLC

Robert T. Betz	78	Director since 2014	Owner, Personal Care Ingredients

Geoffrey Scott	72	Director since June 2018	Private Investor

Christopher T. Carney	50	President and CEO since October 2020, Director since 2020	President, CEO and CFO of the Company

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE

FOR THE ELECTION TO THE BOARD OF EACH OF THE NOMINEES.

Proposal 2: Advisory Vote on Executive Compensation

As required by Section 14A of the Securities and Exchange Act of 1934, we are asking for your approval of the following resolution (the “Say-on-Pay” resolution):

RESOLVED, that the stockholders approve, in a nonbinding vote, the compensation of the Company’s Named Executive Officers.

2017 Compensation

In March 2017, on recommendation of the Compensation Committee, the Board determined the compensation of the Named Executive Officers would be as follows:

Mr. Zeitoun’s 2017 compensation was as follows: salary — $350,000; cash receipts bonus — 4% of monthly gross cash receipts, up to a maximum bonus of $150,000; revenue bonus — $100,000 if GAAP revenue exceeds $6 million; cash flow bonus — $100,000 if the Company is cash flow positive for 2017.

Mr. Carney’s 2017 compensation was as follows: salary — $150,000 per annum until August 15, 2017 and $200,000 thereafter; revenue bonus — $25,000 if GAAP revenue exceeds $6 million; cash flow bonus — $25,000 if the Company is cash flow positive for 2017.

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Mr. Gleeson’s 2017 compensation was as follows: salary — $250,000; revenue bonus — $25,000 if GAAP revenue exceeds $6 million; cash flow bonus — $25,000 if the Company is cash flow positive for 2017.

Mr. Zeitoun was paid the revenue bonuses. Because the thresholds were not achieved, none of the other bonuses were paid to any Named Executive Officer.

On August 18, 2017, on the recommendation of the Compensation Committee, the Board, in order that the Named Executive Officers would be properly motivated to take action that would increase value for stockholders, granted options to Named Executive Officers as follows: Andre Zeitoun: 12,910,772 options; Christopher Carney: 4,780,550 options; William Gleeson: 3,749,439 options. The options are ten-year options and the exercise price is $0.06. Vesting conditions are as follows: (i) 25% of the options will vest upon the closing of the sale of an aggregate of $600,000 of units (consisting of one share of Common Stock and a warrant to purchase .25 of a share of Common Stock) at $.04 per unit (this goal has been achieved); (ii) 25% of the options will vest upon the receipt of at least $900,000 from one or more of the following sources: sale(s) of Common Stock over and above $600,000, consideration for entering into licensing or similar agreement(s), and/or consideration for entering into agreement(s) relating to the sale or lease of minerals rights or entering into options or other agreements relating mineral rights; (iii) 25% of the options will vest when the Company has toll processing arrangements with two toll processors of halloysite that, in management’s good faith belief, can process halloysite to the Company’s specifications (one of the agreements may be a back-up or standby arrangement); (iv) 8.3% of the options if EBITDA is positive over a period of twelve months; (v) 8.3% of the options if EBITDA equals or exceeds $2 million over a period of twelve months; and (vi) 8.3% of the options if EBITDA equals or exceeds $4 million over a period of twelve months. The vesting under the first three conditions need not be sequential and the vesting under fourth and fifth or under the fourth, fifth, and sixth, or the fifth and sixth can occur simultaneously. EBITDA is defined as operating income plus depreciation and amortization expense plus non-cash expense plus any unusual, one-time expense incurred during the period.

The options were granted under the 2017 Incentive Plan, which was adopted on August 18, 2017 by the Board of Directors. Forty million shares of Common Stock are subject to the plan.

On December 7, 2017, the Board of Directors, on the recommendation of the Compensation Committee, granted to Mr. Zeitoun a bonus for service in 2017 of $120,000, and in particular for work on amendments to the Series A and Series 2023 Notes and the BASF supply and tolling agreements, and to each of Mr. Carney and Mr. Gleeson a bonus for service in 2017. The bonuses were paid in 2018

2018 Compensation

2018 salaries for the Named Executive Officers are as follows: Mr. Zeitoun: $350,000; Mr. Carney: $200,000; Mr. Gleeson; $250,000.  The Board, on recommendation of the Compensation Committee, awarded bonuses for 2018 performance in the amount of $75,000 to Mr. Zeitoun and $20,000 each to Messrs. Carney and Gleeson.  The bonuses were paid in 2019.

In reaching its decisions for 2018 compensation, the Compensation Committee and the Board took into account (i) the results vote the Say-on-Pay vote (93%) in favor, which suggested that stockholders were generally favorable to the compensation scheme, (ii) the Company’s financial results and prospects for generating revenues and the need to conserve capital, which led to no increase in salary, (iii) their efforts in connection of the amendment of Series A and the Series 2023 notes and the sale of the waste piles for $4.5 million, which led to the bonus and (iv) the options granted in 2017, which provided sufficient lion-term incentive, so that no more long-term incentive was deemed necessary.

2019 Compensation

2019 salaries for the Named Executive Officers are as follows: Mr. Zeitoun: $350,000; Mr. Carney: $200,000; Mr. Gleeson; $250,000 and Mr. Concha; $200,000.

In reaching its decisions, the Compensation Committee and the Board took into account (i) the results of the most recent the Say-on-Pay vote (81% approval), which suggested that stockholders were generally favorable to the compensation scheme, (ii) the Company’s financial results and prospects for generating revenues and the need to conserve capital and (iii) the options granted to Messrs.. Zeitoun, Carney and Gleeson in 2017, which provided sufficient long-term incentive so that no more long-term incentive was deemed necessary.

** * *

Approval of the advisory vote on executive compensations requires a majority of votes cast.

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OUR BOARD UNANIMOUSLY RECOMMENDS VOTING

“FOR” ON THE ADVISORY VOTE ON EXECUTIVE COMPENSATION

Proposal 3: Ratification of Independent Auditor

The Audit Committee has selected MaloneBailey LLP as the Company’s independent auditor for fiscal year 2020, and the Board asks stockholders to ratify that selection.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE

FOR RATIFICATION OF THE INDEPENDENT AUDITOR.

Part 8 Materials Incorporated by Reference

Accompanying this proxy statement are the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and the Quarterly Report of Form 10-Q for the period ended September 30, 2020

The following are incorporated by reference to the Annual Report on Form 10-K for the year ended December 31, 2019 filed on June 1, 2020

•	Consolidated Financial Statements and Supplementary Data

•	Management’s Discussion and Analysis of Financial Condition and Results of Operation

•	Qualitative and Quantitative Disclosure about Market Risk

•	Selected Financial Data

The following are incorporated by reference to the Quarterly Report of Form 10-Q for the period ended September 30, 2020 filed on November 16, 2020

•	Consolidated Financial Statements and Supplementary Data

•	Management’s Discussion and Analysis of Financial Condition and Results of Operation

•	Qualitative and Quantitative Disclosure about Market Risk

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